Invesco PowerShares

Leading the Intelligent ETF Revolution®

powerSHARES®
Xchange Traded Notes™

PowerShares ETNs | About ETNs | Literature

Gold | Agriculture | Commodity | Crude Oil | Base Metals | Product Matrix

Filed pursuant to Rule 433
Registration Statement 333-137902 Dated June 24, 2008

Long, short and leveraged exposure to commodities has never been easier.


GOLD
AGRICULTURE
COMMODITY
CRUDE OIL
BASE METALS

Invesco PowerShares has recently expanded its marketing partnership with Deutsche Bank to include the first exchange-traded products to provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of some of the most prominent commodities in the world, including oil, gold, wheat, corn, soybeans, sugar, copper, zinc and aluminum.

The exchange-traded notes provided by Deutsche Bank AG, London Branch and PowerShares (the "ETNs") are unsecured debt securities issued by Deutsche Bank AG, London Branch that are linked to a total return version of the Deutsche Bank Liquid Commodity Index. Investors can buy and sell the ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees.

DB Gold Exchange-Traded Notes

The DB Gold ETNs provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of gold. All of the DB Gold ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index-Optimum Yield Gold™

The DB Gold ETNs are unsecured obligations of Deutsche Bank AG, London Branch.

DB Gold ETNs:

DGP DB Gold Double Long ETN
DGZ DB Gold Short ETN
DZZ DB Gold Double Short ETN

Overview | Fact Sheet | Prospectus

DB Agriculture Exchange-Traded Notes

The DB Agriculture ETNs provide investors with a cost-effective and convenient way to take a long, short, or leveraged view on the performance of the agriculture sector. All of the DB Agriculture ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture™.

The DB Agriculture ETNs are unsecured obligations of Deutsche Bank AG, London Branch.

DB Agriculture ETNs:

DAG DB Agriculture Double Long ETN
AGF DB Agriculture Long ETN
ADZ DB Agriculture Short ETN
AGA DB Agriculture Double Short ETN

Overview | Fact Sheet | Prospectus

DB Commodity Exchange-Traded Notes

The DB Commodity ETNs provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index. All of the DB Commodity ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index.

     The DB Commodity ETNs are unsecured obligations of Deutsche Bank AG, London
     Branch.

          DB Commodity ETNs:
          DYY DB Commodity Double Long ETN
          DPU DB Commodity Long ETN
          DDP DB Commodity Short ETN
          DEE DB Commodity Double Short ETN

          Overview  Fact Sheet  Prospectus

o    PowerShares DB Crude Oil Exchange-Traded Notes

     The PowerShares DB Crude Oil ETNs are the first United States exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of a broadbased commodity index. All of the PowerShares DB Crude Oil ETNs are based on a total return version of the Deutsche Bank Liquid Commodity
     Index-Optimum Yield Oil, which is composed of crude oil futures contracts.

     The PowerShares DB Crude Oil are unsecured obligations of Deutsche Bank AG,
     London Branch.

          PowerShares DB Crude Oil ETNs:
          DXO PowerShares DB Crude Oil Double Long ETN
          OLO PowerShares DB Crude Oil Long ETN
          SZO PowerShares DB Crude Oil Short ETN
          DTO PowerShares DB Crude Oil Double Short ETN

          Overview  Fact Sheet  Prospectus

o    PowerShares DB Base Metals Exchange-Traded Notes

     The PowerShares DB Base Metals ETNs are the first United States exchange-traded products that provide investors with a costeffective and convenient way to take a long, short or leveraged view on the performance of base metals. All of the PowerShares DB Base Metals ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index-Optimum
     Yield Industrial Metals, which is composed of aluminum, copper and zinc futures contracts.

     The PowerShares DB Base Metal are unsecured obligations of Deutsche Bank
     AG, London Branch.

          PowerShares DB Base Metal ETNs:
          BDD PowerShares DB Base Metals Double Long ETN
          BDG PowerShares DB Base Metals Long ETN
          BOS PowerShares DB Base Metals Short ETN
          BOM PowerShares DB Base Metals Double Short ETN

          Overview  Fact Sheet  Prospectus

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim
Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC.
Neither firm is affiliated with Deutsche Bank.

PowerShares is a registered trademark of Invesco PowerShares Capital Management
LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors,
Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the Securities' investment objective, risks, charges and expenses carefully before investing.

Invesco
PowerShares

               Leading the Intelligent ETF Revolution                powershares
                                                            xchange traded notes

PowerShares ETNs      About ETNs      Literature
Gold    Agriculture   Commodity   Crude Oil   Base Metals   Product Matrix

                                                      Filed pursuant to Rule 433
                           Registration Statement 333-137902 Dated June 24, 2008

ABOUT ETNS
--------------------------------------------------------------------------------

What are exchange-traded notes (ETNs)?

An ETN is an unsecured debt security that is linked to the performance of an index.

How are ETNs bought and sold?

Investors can buy ETNs at market prices on an exchange. They can then sell the
ETNs on the exchange, hold them until maturity and receive a cash payment or redeem them early and receive a cash payment. Payments are based on index performance minus investor fees.

What are PowerShares DB ETNs and DB ETNs?

PowerShares DB ETNs and DB ETNs are unsecured debt obligations issued by
Deutsche Bank AG, London Branch, and are based on variations of the Deutsche
Bank Liquid Commodity Index.

PowerShares DB ETNs and DB ETNs provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of some of the most prominent commodities in the world.

What is the Deutsche Bank Liquid Commodity Index?

The Deutsche Bank Liquid Commodity Index invests in futures contracts on six of the most heavily traded and important physical commodities in the world - crude oil, heating oil, gold, aluminum, corn and wheat.

There are several variations of this index that track specific commodity sectors, such as agriculture and single commodities, such as gold.

What PowerShares DB ETNs and DB ETNs are available?

There are 19 long and short ETNs that track a broad-based commodity index, commodity sectors and single commodities.

DB Gold Double Short ETN                                        (NYSE Arca: DZZ)
DB Gold Double Long ETN                                         (NYSE Arca: DGP)
DB Gold Short ETN                                               (NYSE Arca: DGZ)
DB Agriculture Double Short ETN                                 (NYSE Arca: AGA)
DB Agriculture Double Long ETN                                  (NYSE Arca: DAG)
DB Agriculture Short ETN                                        (NYSE Arca: ADZ)
DB Agriculture Long ETN                                         (NYSE Arca: AGF)
DB Commodity Double Short ETN                                   (NYSE Arca: DEE)
DB Commodity Double Long ETN                                    (NYSE Arca: DYY)
DB Commodity Short ETN                                          (NYSE Arca: DDP)
DB Commodity Long ETN                                           (NYSE Arca: DPU)
PowerShares DB Crude Oil Double Long ETN                        (NYSE Arca: DXO)
PowerShares DB Crude Oil Long ETN                               (NYSE Arca: OLO)
PowerShares DB Crude Oil Short ETN                              (NYSE Arca: SZO)
PowerShares DB Crude Oil Double Short ETN                       (NYSE Arca: DTO)
PowerShares DB Base Metals Double Long ETN                      (NYSE Arca: BDD)
PowerShares DB Base Metals Long ETN                             (NYSE Arca: BDG)
PowerShares DB Base Metals Short ETN                            (NYSE Arca: BOS)
PowerShares DB Base Metals Double Short ETN                     (NYSE Arca: BOM)

Do PowerShares DB ETNs and DB ETNs earn interest?

No. The ETNs do not pay interest. However, the ETNs are based on indexes that are made up of futures contacts and 3-month T-bills. The value of the bills is increased by the 3-month T-bill component of the indexes.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim
Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC.
Neither firm is affiliated with Deutsche Bank.

PowerShares is a registered trademark of Invesco PowerShares Capital Management
LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors,
Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the Securities' investment objective, risks, charges and expenses carefully before investing.

Invesco
PowerShares

               Leading the Intelligent ETF Revolution                powershares
                                                            xchange traded notes

PowerShares ETNs      About ETNs      Literature
Gold    Agriculture   Commodity   Crude Oil   Base Metals   Product Matrix

                                                      Filed pursuant to Rule 433
                           Registration Statement 333-137902 Dated June 24, 2008

ABOUT ETNS
--------------------------------------------------------------------------------

LITERATURE
--------------------------------------------------------------------------------

Gold
Fact Sheet
Prospectus

Agriculture
Fact Sheet
Prospectus

Commodities
Fact Sheet
Prospectus

Crude Oil
Fact Sheet
Prospectus

Base Metals
Fact Sheet
Prospectus

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus and other documents filed by
Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim
Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC.
Neither firm is affiliated with Deutsche Bank.

PowerShares is a registered trademark of Invesco PowerShares Capital Management
LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors,
Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the Securities' investment objective, risks, charges and expenses carefully before investing.

Invesco PowerShares

Leading the Intelligent ETF Revolution®

powerSHARES Xchange Traded Notes™

PowerShares ETNs | About ETNs | Literature

Gold | Agriculture | Commodity | Crude Oil | Base Metals | Product Matrix

Filed pursuant to Rule 433
Registration Statement 333-137902 Dated June 24, 2008

GOLD

DGP DGZ DZZ

DB Gold Double Long ETN DGP
DB Gold Short ETN DGZ
DB Gold Double Short ETN DZZ

The DB Gold Double Long Exchange Traded Note (Symbol: DGP), DB Gold Short Exchange Traded Note (Symbol: DGZ) and DB Gold Double Short Exchange Traded Note (Symbol: DZZ) (collectively, the "DB Gold ETNs") are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of gold.

All of the DB Gold ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index-Optimum Yield Gold™ (the "Index") which is designed to reflect the performance of certain gold futures contracts plus the returns from investing in 3 month United States Treasury Bills.

Investors can buy and sell DB Gold ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem DB Gold ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement which include a fee of up to $0.03 per security.

Fact Sheet Prospectus

Financial Details

	DGP	DGZ	DZZ	-
Last Update	6/24/2008 9:59 AM EST	6/24/2008 12:00 AM EST	6/24/2008 9:57 AM EST	-
Price	20.95	27.28	29.29	-
Indicative Intra-day Value	21.08	27.06	29.04	-
Last End of Day RP Value	20.817	27.226	29.402	-
Last Date for End of Day Value	6/23/2008	6/23/2008	6/23/2008	-

Index History[1]



Growth of $10,000
Index +2x levered
Index -1x levered
Index -2x levered
$40k
$35k
$30k
$25k
$20k
$15k
$10k
$5k
$0k
$30,284
$7,663
$2,664
'93
'94
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08

DB Gold ETN & Index Data

Ticker Symbols

Gold Double Long	DGP

Fund Performance & Index History (%)

	1 Year	3 Year	5 Year	10 Year	Inception
Index[1]

Gold Short	DGZ
Gold Double Short	DZZ

Intraday Indicative Value Symbols

Gold Double Long	DGPIV
Gold Short	DGZIV
Gold Double Short	DZZIV

CUSIP Symbols

Gold Double Long	25154H749
Gold Short	25154H731
Gold Double Short	25154H756

Details

ETN price at listing	$25.00
Inception date	2/27/08
Maturity date	2/15/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
Index symbol	DGLDIX

Issuer

Deutsche Bank AG, London Branch
Long-term Unsecured Obligations

S&P rating	AA
Moody's rating	Aa1

Risks[3]

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to Gold

Benefits

- Leveraged and short notes
- Low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[4]

Deutsche Bank Liquid Commodity Index-Optimum Yield Gold™ **+2x Levered**	68.37	50.42	38.28	16.93
Deutsche Bank Liquid Commodity Index-Optimum Yield Gold™ **-1x Levered**	-23.08	-17.70	-15.25	-6.76
Deutsche Bank Liquid Commodity Index-Optimum Yield Gold™ **-2x Levered**	-44.67	-36.63	-31.75	-17.51
Benchmark Index[2]				
S&P 500® Index	-5.08	5.85	11.32	3.50
Lehman U.S. Aggregate Bond Index	7.67	5.48	4.58	6.04

Source: DB, Bloomberg

[1]Index history is for illustrative purposes only and does not represent actual DB Gold ETN performance. DB Gold ETN hypothetical historical performance is based on a combination of the monthly returns from the Deutsche Bank Liquid Commodity Index — Optimum Yield Gold Excess Return™ (the "Gold Index") plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the repurchase value formula applied to the DB Gold ETNs less the investor fee. The Gold Index is intended to reflect changes in the market value of certain gold futures contracts and is comprised of a single unfunded gold futures contract. The T-Bill Index is intended to approximate the returns from investing in 3-month United States Treasury Bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current index and DB Gold ETN performance go to http://dbfunds.db.com/notes.

[2]The S&P 500 is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Lehman Aggregate Total Return Bond Value Unhedged USD Index is a measurement of change in bond market conditions based on the performance of a specified group of bonds.

[3]The DB Gold ETNs are not rated but rely on the ratings of their issuer, Deutsche Bank AG, London Branch. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the marketability or market price of the DB Gold ETNs.

An investment in the DB Gold ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured — No Bank Guarantee — May Lose Value

The DB Gold ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch that are linked to the Index. The rating of Deutsche Bank AG, London Branch does not address, enhance or affect the performance of the DB Gold ETNs other than Deutsche Bank AG, London Branch's ability to meet its obligations. The DB Gold ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the DB Gold ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the DB Gold ETNs is not equivalent to a direct investment in the Index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your DB Gold ETNs even if the value of the relevant index has increased. If at any time the redemption value of the DB Gold ETNs is zero, your investment will expire worthless. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the DB Gold ETNs. Sales in the secondary market may result in losses. An investment in the DB Gold ETNs may not be suitable for all investors.

The DB Gold ETNs are concentrated in gold. The market value of the DB Gold ETNs may be influenced by many unpredictable factors, including, among other things, volatile gold prices, changes in supply and demand relationships, changes in interest rates and monetary and other governmental actions. The DB Gold ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

The DB Gold Double Long ETN and DB Gold Double Short ETN are both leveraged investments. As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

[4]Deutsche Bank AG, London Branch and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax related penalties and (ii) was written to support the promotion or marketing of the transactions or matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the DB Gold ETNs' investment objective, risks, charges and expenses carefully before investing.

Leading the Intelligent ETF Revolution®

powerSHARES Xchange Traded Notes™

PowerShares ETNs | About ETNs | Literature

Gold | Agriculture | Commodity | Crude Oil | Base Metals | Product Matrix

Filed pursuant to Rule 433
Registration Statement 333-137902 Dated June 24, 2008

AGRICULTURE

DAG AGF ADZ AGA

DB Agriculture Double Long ETN DAG

DB Agriculture Long ETN AGF

DB Agriculture Short ETN ADZ

DB Agriculture Double Short ETN AGA

The DB Agriculture Double Long Exchange Traded Note (Symbol: DAG), DB Agriculture Long Exchange Traded Note (Symbol: AGF), DB Agriculture Short Exchange Traded Note (Symbol: ADZ) and DB Agriculture Double Short Exchange Traded Note (Symbol: AGA) (collectively, the "DB Agriculture ETNs") are the first exchange-traded products that provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of the agriculture sector.

All of the DB Agriculture ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture™ (the "Index"), which is designed to reflect the performance of certain corn, wheat, soybean and sugar futures contracts plus the returns from investing in 3 month United States Treasury Bills.

Investors can buy and sell DB Agriculture ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem DB Agriculture ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement which include a fee of up to $0.03 per security.

Fact Sheet Prospectus

Financial Details

	DAG	AGF	ADZ	AGA
Last Update	6/24/2008 9:41 AM EST	6/24/2008 12:00 AM EST	6/24/2008 12:00 AM EST	6/24/2008 9:40 AM EST
Price	26.63	25.81	23.70	21.87
Indicative Intra-day Value	26.59	26.02	23.65	21.80
Last Dnd of Day RP Value	26.464	25.952	23.724	21.966
Last Date for End of Day Value	6/23/2008	6/23/2008	6/23/2008	6/23/2008

Index History[1]


Growth of $10,000
Index +2x levered
Index +1x levered
Index -1x levered
Index -2x levered
$30k
$25k
$20k
$15k
$10k
$5k
$0k
'93
'94
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
$22,676
$22,692
$8,043
$2,804

DB Agriculture ETN & Index Data

Ticker Symbols

Agriculture Double Long	DAG
Agriculture Long	AGF
Agriculture Short	ADZ
Agriculture Double Short	AGA

Intraday Indicative Value Symbols

Agriculture Double Long	DAGIV
Agriculture Long	AFGIV
Agriculture Short	ADZIV
Agriculture Double Short	AGAIV

CUSIP Symbols

Agriculture Double Long	25154H558
Agriculture Long	25154H533
Agriculture Short	25154H541
Agriculture Double Short	25154H566

Details

ETN price at listing	$25.00
Inception date	4/14/08
Maturity date	4/1/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
Index symbol	DBLCYEAG

Issuer

Deutsche Bank AG, London Branch

Long-term Unsecured Obligations

S&P rating	AA
Moody's rating	Aa1

Risks[3]

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to Agriculture

Benefits

- Leveraged and short notes
- Low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[4]

Fund Performance & Index History (%)

	1 Year	3 Year	5 Year	10 Year	Inception
Index[1]					
Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture™ **+2x Levered**	99.80	40.93	27.69	2.02	
Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture™ **+1x Levered**	47.97	22.88	15.99	3.79	
Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture™ **-1x Levered**	-32.99	-16.22	-12.59	-0.99	
Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture™ **-2x Levered**	-59.74	-35.00	-27.88	-7.29	
Benchmark Index[2]					
S&P 500® Index	-5.08	5.85	11.32	3.50	
Lehman U.S. Aggregate Bond Index	7.67	5.48	4.58	6.04	

Source: DB, Bloomberg

[1]Index history is for illustrative purposes only and does not represent actual DB Agriculture ETN performance. DB Agriculture ETN hypothetical historical performance is based on a combination of the monthly returns from the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Excess Return™ (the "Agriculture Index") plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the repurchase value formula applied to the DB Agriculture ETNs less the investor fee. The Agriculture Index is intended to reflect changes in the market value of certain agriculture futures contracts on corn, wheat, soybeans and sugar. The T-Bill Index is intended to approximate the returns from investing in 3-month United States Treasury Bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current Index and DB Agriculture ETN performance go to http://dbfunds.db.com/notes.

[2]The S&P 500 is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Lehman Aggregate Total Return Bond Value Unhedged USD Index is a measurement of change in bond market conditions based on the performance of a specified group of bonds.

[3]The DB Agriculture ETNs are not rated but rely on the ratings of their issuer, Deutsche Bank AG, London Branch. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the marketability or market price of the DB Agriculture ETNs.

An investment in the DB Agriculture ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured — No Bank Guarantee — May Lose Value

The DB Agriculture ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch. The rating of Deutsche Bank AG, London Branch does not address, enhance or affect the performance of the DB Agriculture ETNs other than Deutsche Bank AG, London Branch's ability to meet its obligations. The DB Agriculture ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the DB Agriculture ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the DB Agriculture ETNs is not equivalent to a direct investment in the index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your DB Agriculture ETNs even if the value of the relevant index has increased. If at any time the redemption value of the DB Agriculture ETNs is zero, your investment will expire worthless. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the DB Agriculture ETNs. Sales in the secondary market may result in losses. An investment in the DB Agriculture ETNs may not be suitable for all investors.

The DB Agriculture ETNs are concentrated in agriculture commodity futures contracts. The market value of the DB Agriculture ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. The DB Agriculture ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

The DB Agriculture Double Long ETN and DB Agriculture Double Short ETN are both leveraged investments. As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

[4]Deutsche Bank AG, London Branch and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax related penalties and (ii) was written to support the promotion or marketing of the transactions or matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the DB Agriculture ETNs' investment objective, risks, charges and expenses carefully before investing.

Invesco PowerShares

Leading the Intelligent ETF Revolution®

powerSHARES
Xchange Traded Notes™

PowerShares ETNs | About ETNs | Literature

Gold | Agriculture | Commodity | Crude Oil | Base Metals | Product Matrix

Filed pursuant to Rule 433
Registration Statement 333-137902 Dated June 24, 2008

COMMODITY

DYY DPU DDP DEE

DB Commodity Double Long ETN **DYY**

DB Commodity Long ETN **DPU**

DB Commodity Short ETN **DDP**

DB Commodity Double Short ETN **DEE**

The DB Commodity Double Long Exchange Traded Note (Symbol: DYY), DB Commodity Long Exchange Traded Note (Symbol: DPU), DB Commodity Short Exchange Traded Note (Symbol: DDP) and DB Commodity Double Short Exchange Traded Note (Symbol: DEE) (collectively, the "DB Commodity ETNs") are the first United States exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the DB Commodity ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index™ (the "Index") which is designed to reflect the performance of certain wheat, corn, light sweet crude oil, heating oil, gold and aluminum futures contracts plus the returns from investing in 3 month United States Treasury Bills. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index and the Short and Double Short ETNs are based on the standard version of the Index. The Optimum Yield™ version of the Index attempts to minimize the negative effects of contango and maximize the positive effects of backwardation by applying flexible roll rules to pick a new futures contract when a contract expires. The standard version of the Index, which does not attempt to minimize the negative effects of contango and maximize the positive effects of backwardation, uses static roll rules that dictate that an expiring futures contract must be replaced with a contract having a pre-defined expiration date.

Investors can buy and sell DB Commodity ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem DB Commodity ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement which include a fee of up to $0.03 per security.

Fact Sheet Prospectus

Financial Details

	DYY	DPU	DDP	DEE
Last Update	6/24/2008 9:30 AM EST	6/24/2008 12:00 AM EST	6/24/2008 12:00 AM EST	6/24/2008 9:44 AM EST
Price	31.99	28.20	22.24	19.57
Indicative Intra-day Value	31.79	28.32	22.11	19.34
Last Dnd of Day RP Value	31.741	28.300	22.181	19.468
Last Date for End of Day Value	6/23/2008	6/23/2008	6/23/2008	6/23/2008

Index History[1]

Growth of $10,000
Index +2x levered
Index +1x levered
Index -1x levered
Index -2x levered
$400k
$350k
$300k
$250k
$200k
$150k
$100k
$50k
$0k
$342,772
$87,466
$1,967
$130
'93
'94
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08

DB Commodity ETN & Index Data

Ticker Symbols

Commodity Double Long	DYY
Commodity Long	DPU
Commodity Short	DDP
Commodity Double Short	DEE

Intraday Indicative Value Symbols

Commodity Double Long	DYYIV
Commodity Long	DPUIV
Commodity Short	DDPIV
Commodity Double Short	DEEIV

CUSIP Symbols

Commodity Double Long	25154H475
Commodity Long	25154H459
Commodity Short	25154H467
Commodity Double Short	25154H483

Details

ETN price at listing	$25.00
Inception date	4/28/08
Maturity date	4/1/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
Index symbol	DBLCMACL

Issuer

Deutsche Bank AG, London Branch

Long-term Unsecured Obligations

S&P rating	AA
Moody's rating	Aa1

Risks[3]

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to Commodities

Benefits

- Leveraged and short notes
- Low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[4]

Fund Performance & Index History (%)

	1 Year	3 Year	5 Year	10 Year	Inception
Index[1]					
Deutsche Bank Liquid Commodity Index-Optimum Yield™ **+2x Levered**	97.53	45.79	63.37	36.13	
Deutsche Bank Liquid Commodity Index-Optimum Yield™ **+1x Levered**	44.62	24.28	30.90	19.91	
Deutsche Bank Liquid Commodity Index™ **-1x Levered**	-32.94	-13.32	-18.37	-14.35	
Deutsche Bank Liquid Commodity Index™ **-2x Levered**	-58.23	-29.59	-37.08	-32.20	
Benchmark Index[2]					
S&P 500® Index	-5.08	5.85	11.32	3.50	
Lehman U.S. Aggregate Bond Index	7.67	5.48	4.58	6.04	

Source: DB, Bloomberg

[1]Index history is for illustrative purposes only and does not represent actual DB Commodity ETN performance. DB Commodity ETN hypothetical historical performance is based on a combination of the monthly returns from the relevant commodity index plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the repurchase value formula applied to the DB Commodity ETNs less the investor fee. Index history for the Long and Double Long ETNs is based on the Deutsche Bank Liquid Commodity Index-Optimum Yield™ and index history for the Short and Double Commodity ETNs is based on the standard version of the Deutsche Bank Liquid Commodity Index (collectively, the "Commodity Indexes"). The Commodity Indexes are intended to reflect changes in the market value of certain commodity futures contracts based on crude oil, heating oil, corn, wheat, gold and aluminum. The T-Bill Index is intended to approximate the returns from investing in 3-month United States Treasury Bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current index and DB Commodity Oil ETN performance go to http://dbfunds.db.com/notes.

[2]The S&P 500 is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Lehman Aggregate Total Return Bond Value Unhedged USD Index is a measurement of change in bond market conditions based on the performance of a specified group of bonds.

[3]The DB Commodity ETNs are not rated but rely on the ratings of their issuer, Deutsche Bank AG, London Branch. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the marketability or market price of the DB Commodity ETNs.

An investment in the DB Commodity ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured — No Bank Guarantee — May Lose Value

The DB Commodity ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch that are linked to the Index. The rating of Deutsche Bank AG, London Branch does not address, enhance or affect the performance of the DB Commodity ETNs other than Deutsche Bank AG, London Branch's ability to meet its obligations. The DB Commodity ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the DB Commodity ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the DB Commodity ETNs is not equivalent to a direct investment in the Index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your DB Commodity ETNs even if the value of the relevant index has increased. If at any time the redemption value of the DB Commodity ETNs is zero, your investment will expire worthless. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the DB Commodity ETNs. Sales in the secondary market may result in losses. An investment in the DB Commodity ETNs may not be suitable for all investors.

The DB Commodity ETNs are concentrated in commodity futures contracts. The market value of the DB Commodity ETNs may be influenced by many unpredictable factors, including, among other things, volatile prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions.

The DB Commodity Double Long ETN and DB Commodity Double Short ETN are both leveraged investments.
As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

(4) Deutsche Bank AG, London Branch and its affiliates do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of
U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax related penalties and (ii)
was written to support the promotion or marketing of the transactions or matters addressed herein.
Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche
Bank.

PowerShares(R) is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco
PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the DB Commodity ETNs' investment objective, risks, charges and expenses carefully before investing.

Invesco PowerShares

Leading the Intelligent ETF Revolution®

powerSHARES
Xchange Traded Notes™

PowerShares ETNs | About ETNs | Literature

Gold | Agriculture | Commodity | Crude Oil | Base Metals | Product Matrix

Filed pursuant to Rule 433
Registration Statement 333-137902 Dated June 24, 2008

CRUDE OIL

DXO OLO SZO DTO

PowerShares DB **Crude Oil Double Long** ETN **DXO**

PowerShares DB **Crude Oil Long** ETN **OLO**

PowerShares DB **Crude Oil Short** ETN **SZO**

PowerShares DB **Crude Oil Double Short** ETN **DTO**

The PowerShares DB Crude Oil Double Long Exchange Traded Note (Symbol: DXO), PowerShares DB Crude Oil Long Exchange Traded Note (Symbol: OLO), PowerShares DB Crude Oil Short Exchange Traded Note (Symbol: SZO) and PowerShares DB Crude Oil Double Short Exchange Traded Note (Symbol: DTO) (collectively, the "PowerShares DB Crude Oil ETNs") are the first United States exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of an oil-based commodity index.

All of the PowerShares DB Crude Oil ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index-Oil (the "Index") which is designed to reflect the performance of certain crude oil futures contracts plus the returns from investing in 3 month United States Treasury Bills. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index and the Short and Double Short ETNs are based on the standard version of the Index. The Optimum Yield™ version of the index attempts to minimize the negative effects of contango and maximize the positive effects of backwardation by applying flexible roll rules to pick a new futures contract when a contract expires. The standard version of the index, which does not attempt to minimize the negative effects of contango and maximize the positive effects of backwardation, uses static roll rules that dictate that an expiring futures contract must be replaced with a contract having a pre-defined expiration date.

Investors can buy and sell PowerShares DB Crude Oil ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem PowerShares DB ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter subject to the procedures described in the pricing supplement which include a fee of up to $0.03 per security.

Fact Sheet | Prospectus

Financial Details

	DXO	OLO	SZO	DTO
Last Update	6/24/2008 12:00 AM EST	6/24/2008 12:00 AM EST	6/24/2008 9:41 AM EST	6/24/2008 9:43 AM EST
Price	25.26	25.14	24.76	24.50
Indicative Intra-day Value	24.97	24.99	24.64	24.27
Last Dnd of Day RP Value	24.970	24.990	24.750	24.490
Last Date for End of Day Value	6/23/2008	6/23/2008	6/23/2008	6/23/2008

Index History[1]

Growth of $10,000
Index +2x levered
Index +1x levered
Index -1x levered
Index -2x levered
$1.1M
$1M
$900M
$800k
$700k
$600k
$500k
$400k
$300k
$200k
$100k
$0k
'93
'94
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
$1,081,106
$202,670
$536
$3

PowerShares DB Crude Oil ETN & Index Data

Ticker Symbols

Crude Oil Double Long	DXO
Crude Oil Long	OLO
Crude Oil Short	SZO
Crude Oil Double Short	DTO

Intraday Indicative Value Symbols

Crude Oil Double Long	DXOIV
Crude Oil Long	OLOIV
Crude Oil Short	SZOIV
Crude Oil Double Short	DTOIV

CUSIP Symbols

Crude Oil Double Long	25154K882
Crude Oil Long	25154K866
Crude Oil Short	25154K874
Crude Oil Double Short	25154K809

Details

ETN price at listing	$25.00
Inception date	6/16/08
Maturity date	6/1/38
Yearly investor fee	0.75%
Listing exchange	NYSE Arca
DB Optimum Yield™ Crude Oil Index	DBLCOCLT
DB Standard Crude Oil Index	DBRCLTR

Issuer

Deutsche Bank AG, London Branch

Long-term Unsecured Obligations

S&P rating	AA
Moody's rating	Aa1

Risks[3]

- Non-principal protected
- Leveraged losses
- Subject to an investor fee
- Limitations on repurchase
- Concentrated exposure to Crude oil
- Acceleration risk

Benefits

- Leveraged and short notes
- Low cost
- Intraday access
- Listed
- Transparent
- Tax treatment[4]

Fund Performance & Index History (%)

	1 Year	3 Year	5 Year	10 Year	Inception
Index[1]					
Deutsche Bank Liquid Commodity Index-Optimum Yield Oil™ **+2x Levered**	88.12	32.01	73.02	52.76	
Deutsche Bank Liquid Commodity Index-Optimum Yield Oil™ **+1x Levered**	42.77	19.83	36.83	29.44	
Deutsche Bank Liquid Commodity Index-Oil™ **-1x Levered**	-36.79	-8.42	-21.54	-23.30	
Deutsche Bank Liquid Commodity Index-Oil™ **-2x Levered**	-65.46	-25.05	-45.27	-51.02	
Benchmark Index[2]					
S&P 500® Index	-5.08	5.85	11.32	3.50	
Lehman U.S. Aggregate Bond Index	7.67	5.48	4.58	6.04	

Source: DB, Bloomberg

[1]Index history is for illustrative purposes only and does not represent actual PowerShares DB Crude Oil ETN performance. PowerShares DB Crude Oil ETN hypothetical historical performance is based on a combination of the monthly returns from the relevant Commodity Index (as defined below) plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the formula applied to the PowerShares DB Crude Oil ETNs less the investor fee. Index history for the Long and Double Long ETNs is based on the Deutsche Bank Liquid Commodity Index-Optimum Yield Crude Oil™ and index history for the Short and Double Short ETNs is based on the standard version of the Deutsche Bank Liquid Commodity Index-Light Crude™ (the "Commodity Indexes"). The Commodity Indexes are intended to reflect changes in the market value of certain crude oil futures contracts. The T-Bill Index is intended to approximate returns from investing in 3-month United States Treasury Bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged and you cannot invest directly in an index. **PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.** For current index and DB Crude Oil ETN performance go to www.powersharesetns.com or http://dbfunds.db.com/notes.

[2]The S&P 500 is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Lehman Aggregate Total Return Bond Value Unhedged USD Index is a measurement of change in bond market conditions based on the performance of a specified group of bonds.

[3]The PowerShares DB Crude Oil ETNs are not rated but rely on the ratings of their issuer, Deutsche Bank AG, London Branch. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the marketability or market price of the PowerShares DB Crude Oil ETNs.

An investment in the PowerShares DB Crude Oil ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured — No Bank Guarantee — May Lose Value

The PowerShaers DB Crude Oil ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch that are linked to the Index. The rating of Deutsche Bank AG, London Branch does not address, enhance or affect the performance of the PowerShares DB Crude Oil ETNs other than Deutsche Bank AG, London Branch's ability to meet its obligations. The PowerShaers DB Crude Oil ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the PowerShaers DB Crude Oil ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. Investing in the PowerShaers DB Crude Oil ETNs is not equivalent to a direct investment in the index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your PowerShaers DB Crude Oil ETNs even if the value of the relevant index has increased. If at any time the redemption value of the PowerShaers DB Crude Oil ETNs is zero, your investment will expire worthless. Deutsche Bank may accelerate the PowerShares DB Crude Oil ETNs upon the occurrence of a regulatory event as described in the pricing supplement. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the PowerShares DB Crude Oil ETNs. Sales in the secondary market may result in losses. An investment in the PowerShares DB Crude Oil ETNs may not be suitable for all investors.

The PowerShares DB Crude Oil ETNs are concentrated in crude oil commodity futures contracts. The market value of the PowerShaers DB Crude Oil ETNs may be influenced by many unpredictable factors, including, among other things, volatile oil prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. The DB Crude Oil ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

The PowerShares DB Crude Oil Double Long ETN and DB Crude Oil Double Short ETN are both leveraged investments. As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

(4) Deutsche Bank AG, London Branch and its affiliates do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of
U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax related penalties and (ii)
was written to support the promotion or marketing of the transactions or matters addressed herein.
Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche
Bank.

PowerShares(R) is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco
PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShaers DB Crude Oil ETNs' investment objective, risks, charges and expenses carefully before investing.

Invesco PowerShares

Leading the Intelligent ETF Revolution®

powerSHARES Xchange Traded Notes

PowerShares ETNs | About ETNs | Literature

Gold | Agriculture | Commodity | Crude Oil | Base Metals | Product Matrix

Filed pursuant to Rule 433
Registration Statement 333-137902 Dated June 24, 2008

BASE METALS

BDD BDG BOS BOM

PowerShares DB **Base Metals Double Long** ETN **BDD**

PowerShares DB **Base Metals Long** ETN **BDG**

PowerShares DB **Base Metals Short** ETN **BOS**

PowerShares DB **Base Metals Double Short** ETN **BOM**

The PowerShares DB Base Metals Double Long Exchange Traded Note (Symbol: BDD), PowerShares DB Base Metals Long Exchange Traded Note (Symbol: BDG), PowerShares DB Base Metals Short Exchange Traded Note (Symbol: BOS) and PowerShares DB Base Metals Double Short Exchange Traded Note (Symbol: BOM) (collectively, the "PowerShares DB Base Metals ETNs") are the first United States exchange-traded products that provide investors with a cost-effective and convenient way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals ETNs are based on a total return version of the Deutsche Bank Liquid Commodity Index-Optimum Yield Industrial Metals™ (the "Index"), which is designed to reflect the performance of certain aluminum, copper and zinc futures contracts plus the returns from investing in 3 month United States Treasury Bills.

Investors can buy and sell PowerShares DB Base Metals ETNs at market price on the NYSE Arca exchange or receive a cash payment at the scheduled maturity or early redemption based on the performance of the index less investor fees. Investors may redeem PowerShares DB Base Metals ETNs in blocks of no less than 200,000 securities and integral multiples of 50,000 securities thereafter, subject to the procedures described in the pricing supplement which include a fee of up to $0.03 per security.

Fact Sheet   Prospectus

Financial Details

	BDD	BDG	BOS	BOM
Last Update	6/24/2008 12:00 AM EST	6/24/2008 12:00 AM EST	6/24/2008 12:00 AM EST	6/24/2008 9:34 AM EST
Price	26.91	25.98	23.97	23.57
Indicative Intra-day Value	26.55	25.78	24.23	23.46
Last Dnd of Day RP Value	27.000	26.000	24.010	23.010
Last Date for End of Day Value	6/23/2008	6/23/2008	6/23/2008	6/23/2008

Index History[1]


Growth of $10,000
Index +2x levered
Index +1x levered
Index -1x levered
Index -2x levered
$80k
$70k
$60k
$50k
$40k
$30k
$20k
$10k
$0k
$65,757
$35,254
$3,506
'93
'94
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08

PowerShares DB Base Metals
ETN & Index Data

Ticker Symbols
Base Metals Double Long                  BDD
Base Metals Long                         BDG
Base Metals Short                        BOS
Base Metals Double Short                 BOM

Intraday Indicative Value Symbols
Base Metals Double Long                BDDIV
Base Metals Long                       BDGIV
Base Metals Short                      BOSIV
Base Metals Double Short               BOMIV

CUSIP Symbols
Base Metals Double Long            25154K841
Base Metals Long                   25154K825
Base Metals Short                  25154K833
Base Metals Double Short           25154K858

Details
ETN price at listing                  $25.00
Inception date                       6/16/08
Maturity date                         6/1/38
Yearly investor fee                    0.75%
Listing exchange                   NYSE Arca
Index Symbol                          DBBMIX

Issuer
Deutsche Bank AG, London Branch
Long-term Unsecured Obligations
S&P rating                                AA
Moody's rating                           Aa1

Risks(3)

[] Non-principal protected
[] Leveraged losses
[] Subject to an investor fee
[] Limitations on repurchase
[] Concentrated exposure to
   Base Metals
[] Acceleration risk

Benefits

[] Leveraged and short notes
[] Low cost
[] Intraday access
[] Listed
[] Transparent
[] Tax treatment(4)

Fund Performance & Index History (%)
                                            1 Year    3 Year    5 Year    10 Year     Inception
Index(1)
Deutsche Bank Liquid Commodity
  Index-Optimum Yield Industrial
  Metals(TM) +2x Levered                      2.64     75.60     76.64      25.03
Deutsche Bank Liquid Commodity
  Index-Optimum Yield Industrial
  Metals(TM) +1x Levered                      5.48     38.63     37.55      15.25
Deutsche Bank Liquid Commodity
  Index-Optimum                              -4.72    -27.75    -27.86     -11.69
Industrial Metals(TM) -1x Levered
Deutsche Bank Liquid Commodity
  Index-Optimum                             -17.08    -53.43    -52.30     -27.29
Industrial Metals(TM) -2x Levered
Benchmark Index(2)
S&P 500(R) Index                             -5.08      5.85     11.32       3.50
Lehman U.S. Aggregate Bond Index              7.67      5.48      4.58       6.04
Source: DB, Bloomberg

(1) Index history is for illustrative purposes only and does not represent actual PowerShares DB
Base Metals ETN performance. PowerShares DB Base Metals ETN hypothetical historical performance is based on a combination of the monthly returns from the Deutsche Bank Liquid Commodity Index-Optimum
Yield Industrial Metals Excess Return(TM) (the "Base Metals Index") plus the monthly returns from the DB 3-Month T-Bill Index (the "T-Bill Index"), resetting monthly as per the formula applied to the PowerShares DB Base Metals ETNs less the investor fee. The Base Metals Index is intended to reflect changes in the market value of certain futures contracts on aluminum, copper and zinc. The
T-Bill Index is intended to approximate the returns from investing in 3-month United States
Treasury bills on a rolling basis.

Index history does not reflect any transaction costs or expenses. Indexes are unmanaged, and you cannot invest directly in an index. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. For current index and DB Base Metals ETN performance go to www.powersharesetns.com or
http://dbfunds.db.com/notes.

(2) The S&P 500 is an unmanaged index used as a measurement of change in stock market conditions based on the performance of a specified group of common stocks. The Lehman Aggregate Total Return
Bond Value Unhedged USD Index is a measurement of change in bond market conditions based on the performance of a specified group of bonds.

(3) The PowerShares DB Base Metals ETNs are not rated but rely on the ratings of their issuer,
Deutsche Bank AG, London Branch. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the marketability or market price of the PowerShares DB Base Metals ETNs.

An investment in the PowerShares DB Base Metals ETNs involves risks, including possible loss of principal. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement.

Not FDIC Insured -- No Bank Guarantee -- May Lose Value

The PowerShares DB Base Metals ETNs are unsecured obligations of Deutsche Bank AG, London Branch that are linked to the Index. The rating of Deutsche Bank AG, London Branch does not address, enhance or affect the performance of the PowerShares DB Base Metals ETNs other than Deutsche Bank
AG, London Branch's ability to meet its obligations. The PowerShares DB Base Metals ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the PowerShares DB Base Metals ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses.
Investing in the PowerShares DB Base Metals ETNs is not equivalent to a direct investment in the
Index or index components. The investor fee will reduce the amount of your return at maturity or upon redemption of your PowerShares DB Base Metals ETNs even if the value of the relevant index has increased. If at any time the redemption value of the PowerShares DB Base Metals ETNs is zero, your investment will expire worthless. Deutsche Bank may accelerate the PowerShares DB Base Metals ETNs upon the occurrence of a regulatory event as described in the pricing supplement. Ordinary brokerage commissions apply, and there are tax consequences in the event of sale, redemption or maturity of the PowerShares DB Base Metals ETNs. Sales in the secondary market may result in losses. An investment in the DB Base Metals ETNs may not be suitable for all investors.

The DB Base Metals ETNs are concentrated in aluminum, copper and zinc futures contracts. The market value of the PowerShares DB Base Metals ETNs may be influenced by many unpredictable factors, including, among other things, volatile base metal prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. The DB Base
Metals ETNs are concentrated in a single commodity sector, are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

The PowerShares DB Base Metals Double Long ETN and PowerShares DB Base Metals Double Short ETN are
both leveraged investments. As such, they are likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

(4) Deutsche Bank AG, London Branch and its affiliates do not provide tax advice, and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of
U.S. tax matters contained herein (including attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax related penalties and (ii)
was written to support the promotion or marketing of the transactions or matters addressed herein.
Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting
dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche
Bank.

PowerShares(R) is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco
PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB Base Metals ETNs' investment objective, risks, charges and expenses carefully before investing.

Invesco PowerShares

Leading the Intelligent ETF Revolution®

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PowerShares ETNs | About ETNs | Literature

Gold | Agriculture | Commodity | Crude Oil | Base Metals | Product Matrix

Filed pursuant to Rule 433
Registration Statement 333-137902 Dated June 24, 2008

PRODUCT MATRIX

ETN	Ticker	Leverage	Wheat	Corn	Soybeans	Sugar	Lt., Swt., Crude Oil	Heating Oil	Gold	Copper	Zinc	Aluminum
Commodity Double Long	DYY	+2x	√	√			√	√	√			√
Commodity Long	DPU	+1x	√	√			√	√	√			√
Commodity Short	DDP	-1x	√	√			√	√	√			√
Commodity Double Short	DEE	-2X	√	√			√	√	√			√
Agriculture Double Long	DAG	+2x	√	√	√	√						
Agriculture Long	AGF	+1x	√	√	√	√						
Agriculture Short	ADZ	-1x	√	√	√	√						
Agriculture Double Short	AGA	-2X	√	√	√	√						
Base Metals Double Long	BDD	+2x								√	√	√
Base Metals Long	BDG	+1x								√	√	√
Base Metals Short	BOS	-1x								√	√	√
Base Metals Double Short	BOM	-2X								√	√	√
Gold Double Long	DGP	+2x							√			
Gold Short	DGZ	-1x							√			
Gold Double Short	DZZ	-2x							√			
Crude Oil Double Long	DXO	+2x					√					
Crude Oil Long	OLO	+1x					√					
Crude Oil Short	SZO	-1x					√					
Crude Oil Double Short	DTO	-2X					√					

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting dbfunds.db.com or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 800.983.0903, or you may request a copy from any dealer participating in this offering.

Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the Securities' investment objective, risks, charges and expenses carefully before investing.